VALLEY NATIONAL BANCORP

                                      PROXY

                     FOR THE ANNUAL MEETING OF SHAREHOLDERS

                             Thursday, April 6, 2000

                  SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS



      The undersigned hereby appoints ROBERT RACHESKY, ROBERT E. McENTEE and RICHARD F. TICE and each of them, as Proxy, each with full power of substitution, to vote all of the stock of VALLEY NATIONAL BANCORP standing in the undersigned's name at the annual meeting of Shareholders of VALLEY NATIONAL BANCORP, to be held at the Radisson Hotel, 690 Route 46 East, Fairfield, New Jersey, on Thursday, April 6, 2000 at 3:00 p.m., and at any adjournment thereof. The undersigned hereby revokes any and all proxies heretofore given with respect to such meeting.



      This proxy will be voted as specified below. If no choice is specified, the proxy will be voted FOR the election of the 18 nominees for director listed in the proxy statement FOR the Valley National Bancorp Executive Incentive Plan and FOR the amendment to Valley's Certificate of Incorporation.



      Shares, if any, held for your account by the trustee for the dividend reinvestment plan will be voted in the same manner as you vote the shares in your name individually.

      To Vote By Mail
      ---------------

      Please date, sign, and mail your proxy card in the envelope provided as soon as possible.

      To Vote By Telephone (Touch-Tone Phone Only)
      --------------------------------------------

      Please call toll-free 1-800-PROXIES and follow the instructions. Have your control number and the proxy card available when you call.

      To Vote By Internet
      -------------------

      Please access the web page at www.voteproxy.com and follow the on-screen instructions. Have your control number and the proxy card available when you access the web page.

                       YOUR CONTROL NUMBER IS  /                        /
                                               -------------------------
                               (see reverse side)

1.    ELECTION OF 18 DIRECTORS

      /  /    FOR the  nominees  listed  below  (except  as marked  to the
      ---     contrary below):

      /  /    FOR ALL nominees except:
      ---
------------------------------------------------------------------------------.
                  (Instructions:   To  withhold  authority  to  vote  for  any
      individual  nominee(s)  write  that nominee's name on the above line.)

      /  /    WITHHOLD AUTHORITY to vote for all nominees listed below:
      ----

      Andrew B. Abramson, Pamela Bronander, Joseph Coccia, Jr., Harold P. Cook, III, Austin C. Drukker, Graham O. Jones, Walter H. Jones, III, Gerald Korde, Gerald H. Lipkin, Joleen Martin, Robert E. McEntee, Richard S. Miller, Robert Rachesky, Barnett Rukin, Peter Southway, Richard F. Tice, Leonard Vorcheimer, Joseph L. Vozza.

2.    THE VALLEY NATIONAL BANCORP EXECUTIVE INCENTIVE PLAN

      /  /    FOR the Valley National Bancorp Executive Incentive Plan.
      ----

      /  /    AGAINST the Valley National Bancorp Executive Incentive Plan.
      ----

      /  /    WITHHOLD AUTHORITY to vote for the Valley National Bancorp
      ----    Executive Incentive Plan.



3.   AMENDMENT TO THE CERTIFICATE OF INCORPORATION OF VALLEY NATIONAL BANCORP

     /   /    FOR the amendment to the Certificate of Incorporation of Valley
     ----     National Bancorp authorizing 30,000,000 shares of a new class of
              "blank check" preferred stock.

    /    /    AGAINST the amendment to the Certificate of Incorporation of
    -----     Valley National Bancorp authorizing 30,000,000 shares of a new class of "blank check" preferred stock.

    /    /    WITHHOLD AUTHORITY to vote for the amendment to the Certificate of
    -----     Incorporation of Valley National Bancorp authorizing 30,000,000 shares of a new class of "blank check" preferred stock.

4. In their discretion, upon such other matters as may properly come before the meeting.


                                             Dated:  ________________, 2000

                                             ---------------------------
                                             Signature

                                             ---------------------------
                                             Signature  (Please
                                             sign  exactly  as your name
                                             appears. When signing as an
                                             executor,    administrator,
                                             guardian,     trustee    or
                                             attorney,  please give your
                                             title as such. If signer is
                                             a corporation,  please sign
                                             the full corporate name and
                                             then an authorized  officer
                                             should  sign  his  name and
                                             print  his name  and  title
                                             below his signature. If the
                                             shares  are  held in  joint
                                             name,   all  joint   owners
                                             should sign.)

                                           PLEASE DATE, SIGN AND RETURN PROMPTLY